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                       SECURITIES AND EXCHANGE COMMISSION

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                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 August 13, 2001


                           NORTEL NETWORKS CORPORATION

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          CANADA                        001-07260             not applicable
----------------------------          -----------          -------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)




8200 Dixie Road, Suite 100, Brampton, Ontario, Canada            L6T 5P6
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    (address of principal executive offices)                    (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.    OTHER EVENTS

On August 13, 2001, the Registrant announced that the initial purchasers of its private offering of US$1.5 billion aggregate principal amount of 4.25% convertible senior notes due 2008 have exercised their option to purchase an additional US$300 million principal amount of notes. As a result, the aggregate principal amount of the offering will be US$1.8 billion. In accordance with normal settlement periods, the placement of the notes is expected to close on August 15, 2001. The Registrant will lend all or substantially all of the proceeds from the placement of the notes to Nortel Networks Limited, the Registrant's principal operating subsidiary. Nortel Networks Limited, which will guarantee the notes, will use the proceeds for its general corporate purposes and those of its subsidiaries. The related press release is filed as Exhibit
99.1 and is incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits.


       99.1     Press Release, dated August 13, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NORTEL NETWORKS CORPORATION



                                                 By:   /s/  NICHOLAS J. DEROMA
                                                      --------------------------
                                                            Nicholas J. DeRoma
                                                            Chief Legal Officer


                                                 By:   /s/  BLAIR F. MORRISON
                                                       -------------------------
                                                            Blair F. Morrison
                                                            Assistant Secretary

August 14, 2001



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